RAIT Financial Trust Updates TruPS Payment Performance Through July 30, 2007 and Moves Up Earnings Call Date

PHILADELPHIA, PA – July 31, 2007 - RAIT Financial Trust (NYSE: RAS) announced today that all issuers of RAIT’s trust preferred securities, other than American Home Mortgage Investment Corp. (“AHM”), made their payments due on July 30, 2007. RAIT has net equity exposure to AHM of approximately $95 million, or $1.56 per share of book value, resulting from trust preferred financing provided to AHM in 2005.

RAIT will discuss further its exposure to AHM on its upcoming earnings conference call. RAIT expects to release its second quarter 2007 results after market hours on Wednesday, August 1, 2007 and invites investors and other interested parties to listen to its quarterly results conference call, which has been moved forward and will be broadcast live over the Internet on Thursday, August 2, 2007 at 9:00 a.m. Eastern time. Investors may participate in RAIT’s earnings call by dialing 1-888-713-4205, access code 74176523.

About RAIT Financial Trust
RAIT Financial Trust (“RAIT”), a real estate investment trust (“REIT”), provides a comprehensive set of debt financing options to the real estate industry including bridge and mezzanine loans, preferred equity investments, trust preferred securities and subordinated debt for private and corporate owners of commercial real estate, REITs and real estate operating companies and their intermediaries throughout the United States and Europe. For more information, please visit www.raitft.com or call Investor Relations at 215-243-9000.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006, its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007 and its current report on Form 8-K filed January 10, 2007. These risks and uncertainties also include the following factors: the businesses of RAIT and Taberna may not be integrated successfully; the expected growth opportunities from the merger may not be fully realized; operating costs, customer losses and business disruption following the merger may be greater than expected; adverse governmental or regulatory policies may be enacted; management and other key personnel may be lost; competition from other REITs and other specialty finance vehicles may increase; RAIT may be unable to obtain adequate capital and other funding for operations at attractive rates or otherwise; fluctuations in interest rates and related hedging activities against such interest rates may affect RAIT’s revenues and the value of its assets; covenants in RAIT’s financing arrangements may restrict its business operations; RAIT and Taberna may fail to maintain qualification as REITs; RAIT may be unable to acquire eligible securities for CDO and other securitization transactions on favorable economic terms; adverse market trends may affect the value of real estate and other securities that are used as collateral in CDO and other securitizations; borrowing costs may increase relative to the interest received on RAIT’s investments; RAIT may fail to maintain exemptions under the Investment Company Act of 1940; geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations; the market value of real estate that secures mortgage loans could diminish due to factors outside of RAIT’s control; changes in the market for trust preferred securities may adversely affect RAIT’s operations; and general business and economic conditions could adversely affect credit quality and loan originations. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9023
aviroslav@raitft.com